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Exhibit 23.5

CONSENT OF INDEPENDENT AUDITOR

        We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of Ashford Hospitality Prime, Inc. of our report dated June 18, 2015, on our audit of the financial statements of Yountville Investors, LLC as of and for the years ended December 31, 2014 and 2013, which report is included in the Ashford Hospitality Prime, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2015. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/S/ PETERSON SULLIVAN LLP

July 16, 2015
Seattle, Washington

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  Exhibit 23.5
CONSENT OF INDEPENDENT AUDITOR